As filed with the Securities and Exchange Commission on October 7, 2002
                                                      Registration No. 333-74434
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                        Post-Effective Amendment No. 1
                                      To

                                   Form S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         Pennzoil-Quaker State Company
            (Exact name of registrant as specified in its charter)

                                 ------------

         Delaware                                         76-0200625
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                 ------------

                                Pennzoil Place
                                 P.O. Box 2967
                            Houston, TX 77252-2967
                   (Address of Principal Executive Offices)

             DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                       OF PENNZOIL-QUAKER STATE COMPANY
                           (Full title of the plan)


                             CT Corporation System
                         1021 Main Street, Suite 1150
                               Houston, TX 77002
                    (Name and address of agent for service)

                                (713) 658-9486
         (Telephone number, including area code, of agent for service)

                                 ------------

                                  Copies to:

                             Peter S. Wilson, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, New York
                                  10019-7475
                                (212) 474-1000

                                 ------------

================================================================================

          Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Pennzoil-Quaker State Company (the "Company") hereby withdraws from registration under this registration statement any and all shares of the common stock of the Company, including associated preferred stock purchase rights, registered hereunder which have not been issued. The Deferred Compensation Plan for Non-Employee Directors of the Company, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this third day of October 2002.



                                        PENNZOIL-QUAKER STATE COMPANY



                                        By:  /s/   D. J. Pirret
                                            ------------------------------------
                                            Name:  D. J. Pirret
                                            Title: President and Chief
                                                   Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


      Signature                      Title                            Date
      ---------                      -----                            ----

/s/     D. J. Pirret               President,
----------------------------       Chief Executive Officer     October 3, 2002
        D. J. Pirret               and Director


                                   Vice President,
/s/     D. J. Pirret               Chief Financial Officer,
----------------------------       Treasurer and Director      October 3, 2002
        D. J. Pirret


/s/     M. J. Maratea
----------------------------
        M. J. Maratea             Controller                   October 3, 2002